Exhibit 99.1

NELSON BROS. READY MIX, LTD

FINANCIAL STATEMENTS AND INDEPENDENT ACCOUNTANT’S REVIEW AND

COMPILATION REPORTS

FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

TABLE OF CONTENTS

Page

Independent Accountant’s Review Report on the March 31, 2026 Interim Consolidated Financial Statements and Independent Accountant’s Compilation Report on the March 31, 2025 Interim Financial Statements

1-2

Financial Statements:

Balance Sheets (Unaudited)	3

Statements of Income (Loss) and Changes in Partners’ Capital (Unaudited)	4

Statements of Cash Flows (Unaudited)	5

Notes to Financial Statements (Unaudited)	6-15

EDGIN, PARKMAN, FLEMING & FLEMING, PC CERTIFIED PUBLIC ACCOUNTANTS 1401HOLLIDAY ST., SUITE 216 • P.O. BOX 750 WICHITA FALLS, TEXAS 76307-0750 PH.(940) 766-5550 • FAX (940) 766-5778	MICHAEL D. EDGIN, CPA DAVID L. PARKMAN, CPA A, PAUL FLEMING, CPA JOSHUA R. HARMAN, CPA

Independent Accountant’s Review Report on the March 31, 2026 Interim

Financial Statements and Independent Accountant’s Compilation

Report on the March 31, 2025 Interim Financial Statements

To the Partners of

Nelson Bros. Ready Mix, LTD

Review of March 31, 2026 Interim Financial Statements

We have reviewed the accompanying interim financial statements of Nelson Bros. Ready Mix, LTD (“Company”), which comprise the interim balance sheet as of March 31, 2026, and the related interim statements of income (loss) and changes in partners’ capital, and cash flows for the three months then ended, and the related notes to the interim financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of Company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the interim financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Interim Financial Statements

Management is responsible for the preparation and fair presentation of the interim financial statements in accordance with the basis of accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of interim financial statements that are free from material misstatement whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the interim financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

We are required to be independent of Nelson Bros. Ready Mix, LTD and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements related to our review.

Accountant’s Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Compilation of March 31, 2025 Interim Financial Statements

Management is responsible for the accompanying interim financial statements of Nelson Bros. Ready Mix, LTD, which comprise the balance sheet as of March 31, 2025, and the related interim statements of income (loss) and changes in partners’ capital, and cash flows for the three months then ended, and the related notes to the interim financial statements in accordance with accounting principles generally accepted in the United States of America. We have performed a compilation engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. We did not audit or review the interim financial statements nor were we required to perform any procedures to verify the accuracy or completeness of the information provided by management. We do not express an opinion, a conclusion, nor provide any assurance on the March 31, 2025 interim financial statements.

EDGIN, PARKMAN, FLEMING & FLEMING, PC

Wichita Falls, Texas

May 6, 2026

NELSON BROS. READY MIX, LTD

BALANCE SHEETS (UNAUDITED)

MARCH 31, 2026 AND 2025

	Reviewed 2026	Compiled 2025
ASSETS
Current assets:
Cash and cash equivalents - unrestricted	$1,376,907	$3,068,525
Cash and cash equivalents - restricted	1,940,486	—
Accounts receivable:
Trade, net	4,869,963	11,093,236
Related parties	20,656,498	15,653,318
Other receivables	10	4,591,821
Inventory	1,909,844	2,737,364
Prepaid expenses	2,555,1 15	1,018,320

Total current assets	33,308,823	38,162,584

Other assets:
Property and equipment, net	28,357,503	32,304,677
Right-Of-use assets, net	1 13,076	838,1 96
Other assets	604,188	36,000

Total other assets	29,074,767	33,178,873

Total assets	$62,383,590	$71,341,457

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable - trade	$11,925,189	$22,429,101
Accounts payable - related parties	2,881,760	6,537,072
Accrued expenses	3,426,824	1,409,523
Other current liabilities	1,839,323	1,839,323
Line of credit	4,341,233	10,945,626
Current portion of operating lease liability	54,310	719,470
Current portion of notes payable, net of deferred loan costs	1,61 ,830	626,327
Notes payable - related parties	—	4,454,884

Total current liabilities	25,630,469	48,961,326

Long-term liabilities:
Operating lease liability, net of current portion	86,035	169,298
Notes payable, net of current portion and deferred loan costs	21,952,059	7,418,926

Total long-term liabilities	22,038,094	7,588,224

Total liabilities	47,668,563	56,549,550
Partners’ capital	14,715,027	14,791,907

Total liabilities and partners’ capital	$62,383,590	$71,341,457

See Accompanying Notes and Independent Accountant’s Review and Compilation Report

NELSON BROS. READY MIX, LTD

STATEMENTS OF INCOME (LOSS) AND CHANGES IN PARTNERS’

CAPITAL (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

	Reviewed 2026	Compiled 2025
Sales	$15,456,534	$27,805,492
Cost of sales	15,702,953	24,967,449

Gross profit from operations	(246,419)	2,838,043
General and administrative expenses	1,488,201	1,673,387

Income (loss) from operations	(1,734,620)	1,164,656

Other income (expense):
Other income	2,080	—
Gain on disposal of property and equipment	433,471	—
Interest expense	(793,452)	(361,799)

Total other income (expense)	(357,901)	(361,799)

Net income (loss) before state income tax expense	(2,092,521)	802,857
State income tax expense	—	90,000

Net income (loss)	(2,092,521)	712,857
Partner’s capital, January 1	16,838,626	14,079,050
Distributions to partners	(31,078)	—

Partner’s capital, March 31	$14,715,027	$14,791,907

See Accompanying Notes and Independent Accountant’s Review and Compilation Report

NELSON BROS. READY MIX, LTD

STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE PERIODS ENDED MARCH 31, 2026 AND 2025

	Reviewed 2026	Compiled 2025
Cash flows from operating activities:
Net income (loss)	$(2,092,521)	$712,857
Adjustments to reconcile net income (loss) to net cash from operating activities:
Amortization of debt issuance costs	62,044	—
Depreciation	896,289	1,000,000
Gain on disposal of property and equipment	(433,471)	—
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable - trade	(3,072,004)	(2,612,952)
Accounts receivable - related-party	460,722	(4,852,686)
Other receivables	(133,877)	45,407
Inventory	403,833	(587,151)
Prepaid expenses	(614,612)	(662,389)
Increase (decrease) in:
Accounts payable - trade	3,459,142	6,335,345
Accounts payable - related-party	474,339	6,625,880
Accrued expenses	1,253,904	(406,319)

Net cash provided by operating activities	663,788	5,597,992

Cash flows from investing activities:
Proceeds from the sale of property and equipment	500,000	—
Additional investment in captive insurance company	(568,188)	—

Net cash used by investing activities	(68,188)	—

Cash flows from financing activities:
Distributions to partners	(31,078)	—
Proceeds from line of credit	20,815,468	—
Payments on line of credit	(21,746,813)	—
Note payable repayments	(643,546)	(4,578,519)
Note payable - related parties repayments	—	(72,461)

Net cash used by financing activities	(1,574,891)	4,650,980

Net increase (decrease) in cash and cash equivalents	(979,291)	947,012
Cash and cash equivalents, January 1	4, 296,684	2,121,513

Cash and cash equivalents, March 31	$3,317,393	$3,068,525

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest	$633,625	$361 742

State income taxes	$—	$90,000

See Accompanying Notes and Independent Accountant’s Review and Compilation Report

NELSON BROS. READY MIX, LTD

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2026 AND 2025

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Nature of Business

Nelson Bros. Ready Mix, LTD, a Texas limited partnership established in 2001. The Company is a concrete contractor specializing in residential and commercial projects in Texas. The Company’s corporate office is located in Louisville, Texas, and the Company has plants in various locations in North Texas.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no such investments at March 31, 2026 or 2025. The Company maintains cash balances in bank accounts that may, at times, exceed federally insured limits. The balances in these accounts exceeded FDIC insurance by approximately $1,300,000 and by approximately $2,800,000 at March 31, 2026 and 2025, respectively. The Company has incurred no losses related to amounts in excess of federally insured limits.

Restricted Cash

Amounts included in restricted cash represent those required to be set aside by a contractual agreement related to the letter of credit with a bank for the Company’s captive insurance policy. Restricted cash represents amounts pledged as collateral equal to 105% of the letter of credit outstanding at year-end.

Fair Value of Financial Instruments

ln accordance with the reporting requirements of Accounting Standards Codification (ASC) 825-10-50, “Disclosures About Fair Value of Financial Instruments”, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short-term nature of these items. The estimated fair value of the notes payable and line of credit also approximates its carrying value because the terms are comparable to similar lending arrangements in the marketplace.

NELSON BROS. READY MIX, LTD

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) (CONT’D.)

MARCH 31, 2026 AND 2025

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D.)

Accounts Receivable and Allowance for Credit Losses

Accounts receivable are recorded at net realizable value, which includes an allowance for credit losses to reflect any anticipated losses on the collection of accounts receivables balance. The Company uses the allowance method of accounting for doubtful accounts. The year-end balance is based on historical collections and management’s review of the current states of existing receivables and estimates as to their collectability.

After all attempts to collect a receivable have failed, the receivable is written off against the allowance for credit losses. At March 31,2026 and 2025, management has recorded an allowance of $256,673 and $342,882, respectively.

Inventory

Inventories typically consist of raw materials and are valued at the lowest of cost or net realizable value on a first-in, first-out (FIFO) basis. The Company reviews inventory balances to determine if the carrying amount exceeds their net realizable value. This review process incorporates current industry and customer-specific trends, current operating plans, historical price activity and selling prices expected to be realized. lf the carrying amount of inventory exceeds its estimated net realizable value, the carrying values are adjusted accordingly.

Property and Equipment

The Company records purchases of property and equipment at cost less accumulated depreciation. Depreciation for financial reporting purposes commences when the assets are placed in service on a straight-line basis over the estimated useful lives of the assets which are as follows:

Estimated
Asset	Useful Life
Furniture and fixtures	5-7 years
Office equipment	3 years
Machinery and equipment	3-15 years
Vehicles and trailers	5 years
Buildings and improvements	7-30 years

Expenditures for repairs and maintenance are charged to expenses as incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing property and equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is recognized in the statement of income and changes in partners’capital.

NELSON BROS. READY MIX, LTD

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) (CONT’D.)

MARCH 31, 2026 AND 2025

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D.)

Impairment of Long-lived Assets

ln accordance with ASC 360-10, “Accounting for the Impairment or Disposal of Long-lived Assets”, the Company periodically reviews the carrying value of its long-lived assets, such as property and equipment, to test whether current events or circumstances indicate that such carrying value may not be recoverable. If the tests indicate that the carrying value of the asset is greater than the expected cash flows to be generated by such asset, then an impairment adjustment is recognized for the excess of the carrying value over fair value. For the three months ended March 31, 2026 and 2025, there were no impairments of long-lived assets.

Leases

The Company has leases for its office space and certain land leases that it leases from entities under common ownership. A lease provides the lessee the right to control the use of an identified asset for a period of time in exchange for consideration. Operating lease right- of- use assets (ROU assets) represent the Company’s right to use an underlying asset for the lease term. Operating lease liabilities (lease liabilities) represent the Company’s obligation to make lease payments arising from the lease. The Company determines if an arrangement is a lease at inception. ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company excludes short-term leases having initial terms of 12 months or less from ROU assets and lease liabilities and recognizes rent expense on a straight-line basis over the lease term.

Most operating leases contain renewal options that provide for rent increases based on prevailing market conditions. The Company has lease extension terms that have either been extended or are likely to be extended. The terms used to calculate the ROU assets and lease liabilities for these properties include the renewal options that the Company is reasonably certain to exercise.

The discount rate used to determine the commencement date present value of lease payments is the interest rate implicit in the lease, or when that is not readily determinable, the Company utilizes the applicable risk-free rate in effect at the time of the lease inception. ROU assets include any lease payments required to be made prior to commencement and exclude lease incentives. Both ROU assets and lease liabilities exclude variable payments not based on an index or rate, which are treated as period costs. The Company’s lease agreements do not contain significant residual value guarantees, restrictions, or covenants.

The Company’s office lease agreements contain lease and non-lease components, which the Company accounts for as a single lease component. For these leases, there may be variability in future lease payments, as the amount of non-lease component is typically revised from one period to the next. These variable lease payments, which are primarily comprised of common area maintenance, utilities, taxes and other related fees that are passed on from the lessor in proportion to the leased space, are recognized in operating expenses in the period in which the obligation for those payments was incurred. There are no other variable lease costs for the three months ended March 31, 2026 and 2025.

NELSON BROS. READY MIX, LTD

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) (CONT’D.)

MARCH 31, 2026 AND 2025

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D.)

Deferred Loan Costs

Costs incurred for entering into the Company’s long-term debt are amortized over the term of the debt using the effective interest rate method. ln accordance with ASU 2015-03, “Debt Issuance Costs”, deferred loan costs are presented as debt discounts, net of the outstanding debt balances on the accompanying balance sheets. Deferred loan costs at March 31, 2026 and 2025 were $1 ,145,515 and $29,139, respectively. During the three months ended March 31, 2026 and 2025, amortization of deferred loan costs totaled $62,044 and $0, respectively, and is included in interest expense in the accompanying statements of income and changes in partners’ capital.

Revenue and Cost Recognition

The Company’s revenues are comprised of concrete sales and related products to customers. Revenue is recognized when the Company satisfies its performance obligation under the contract by performing the service to its customers. A performance obligation is a promise to transfer a distinct product or service to a customer.

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products or providing services. The nature of the Company’s contracts does not give rise to any notable amounts of variable consideration. Neither the type of product or service sold, or the location of sale significantly impacts the nature, amount, timing or uncertainty of revenue and cash flows.

A contract’s transaction price is allocated to each distinct performance obligation within the contract. Substantially all of the Company’s contracts have a single performance obligation. ln instances where multiple performance obligations may exist, due to the short duration of the arrangements or the insignificance of certain performance obligations, in substantially all cases it is not necessary to allocate the transaction price to the distinct performance obligations as the allocation would not result in a different accounting outcome.

All of the Company’s revenue is from products transferred to customers at a point in time. The Company recognizes revenue at the point in time in which the customer obtains control of the product, which is generally at delivery.

The Company expenses costs of obtaining a contract when incurred.

Income Taxes

The Company is taxed as a partnership for federal income tax purposes. As a result, income or losses are taxable or deductible to the partners rather than the Company; accordingly, no provision has been made for federal income taxes in the accompanying financial statements. ln certain instances, the Company is subject to state taxes on income arising in or derived from the state tax jurisdictions in which it operates.

NELSON BROS. READY MIX, LTD

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) (CONT’D.)

MARCH 31, 2026 AND 2025

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D.)

State income tax positions are evaluated in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination. lf a tax position meets the more likely than not threshold, it is then measured to determine the amount of expense to record in the financial statements. The tax expense recorded would equal the largest amount of expense related to the outcome that is 50% or greater likely to occur. The Company classifies any potential accrued interest recognized on an underpayment of income taxes as interest expense and classifies any statutory penalties recognized on a tax position taken as an operating expense. Management of the Company has not taken a tax position that, if challenged, would be expected to have a material effect on the financial statements as of or for the three months ended March 31, 2026 and 2025.

The Company did not incur and penalties or interest related to its state tax returns during the three months ended March 31, 2026 and 2025.

Advertising Costs

ln accordance with ASC 720-35, “Advertising Costs”, the Company expenses advertising costs as they are incurred. Advertising costs were approximately $68,300 and $0 for the three months ended March 31, 2026 and 2025, respectively.

Concentrations

Customers

For the three months ended March 31, 2026, the Company’s top three customers represented

42% of total sales and 16% of total accounts receivable - trade at March 31, 2026. For the three months ended March 31, 2025, the Company’s top five customers represented 39% of total sales and 29% of total accounts receivable - trade at March 31, 2025. The loss of one or more of these customers could have a negative impact on the Company’s financial statements.

Vendors

For the three months ended March 31, 2026, the Company’s top five vendors represented 70% of the total vendor-related costs. For the three months ended March 31, 2025, the Company’s top five vendors represented 73% of the total vendor-related costs. The loss of one or more of these vendors could have a negative impact on the Company’s financial statements. One of the top vendors is a related party - see Note 7 to the financial statements.

Litigation

The Company is subject to legal proceedings and claims arising in the ordinary course of its business. The Company estimates where such liabilities are probable to occur and whether reasonable estimates can be made and accrues liabilities when both conditions are met. ln the opinion of management, based upon current information, the ultimate outcome of these claims will not have a material adverse effect on the financial position or results of operations of the Company.

NELSON BROS. READY MIX, LTD

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) (CONT’D.)

MARCH 31, 2026 AND 2025

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of March 31, 2026 and 2025:

	2026	2025
Furniture and fixtures	$46,561	$46,561
Office equipment	274,162	289,869
Machinery and equipment	6,568,417	6,568,417
Vehicles and trailers	29,411,766	32,858,838
Buildings and improvements	20,900,234	20,900,234
Construction in progress	854.506	854,506

Total	58,055,646	61,518,425
Less accumulated depreciation	(29.698,143)	(29.213.748)

Property and equipment, net	$28,357,503	$32,304,677

Depreciation expense was $896,289 for the three months ended March 31, 2026, of which $893,748 is included in cost of sales and $2,541 is included in operating costs on the accompanying statements of income (loss) and changes in partners’ capital.

Depreciation expense was $1,000,000 for the three months ended March 31, 2025, of which $B56,897 is included in cost of sales and $143,103 is included in operating costs on the accompanying statements of income (loss) and changes in partners’ capital.

NOTE 3 - INVESTMENT IN CAPTIVE INSURANCE COMPANY

ln 2024, the Company became a participant in a member-owned captive insurance plan (Insurance Plan). The Insurance Plan provides insurance associated with workers’ compensation, commercial general, and commercial automobile liabilities. Under the terms of the Insurance Plan, the Company is insured up to $1,000,000 per claimant with a commercial general liability aggregate coverage of $2,000,000 covered by the Insurance Plan’s captive pool. The Company also purchased a fully insured umbrella and second layer excess policy for an additional $3,000,000 of coverage above what is provided by the Insurance Plan.

To participate in the Insurance Plan, the Company provided a letter of credit in the amount of $1,848,082 and an additional $568,188 deposit with the insurance company for potential losses and payment of insured claims that exceeded the insurance premiums paid into the Insurance Plan. Due to insurance claims for possible incidents that occur during the Insurance Plan year but are filed later, it takes the Insurance Plan a few years to close its books on any given plan year. Once the plan year is closed, the Insurance Plan will require additional payments or will issue refunds to individual members based upon their claims history for that plan year. The total investment in the Insurance Plan at March 31, 2026 and 2025 was as follows:

	2026	2025
Original investment	$36,000	$36,000
Security collateral deposit	568,188	—

Total investment	$604,188	$36,000

NELSON BROS. READY MIX, LTD

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) (CONT’D.)

MARCH 31, 2026 AND 2025

NOTE 4 - NOTES PAYABLE

The Company previously financed various property and equipment through notes payable with third parties. These notes were generally secured by the related assets, bore interest at rates ranging from 3% to 11%, and matured on various dates through November 2032. The balance of these notes was $9,500,136 as of March 31, 2025. These notes were paid in full in October 2025 with the new note payable described below.

On October 27, 2025, the Company, along with various related parties, entered into a fixed-rate promissory note with Ansley Park Capital, LLC (APC) pursuant to a Master Loan and Security Agreement. The Note provides for borrowings of up to $25,000,000 and bears interest at a fixed rate of 11.39% per annum, calculated on the basis of a 360-day year and actual days elapsed.

The note requires interest-only payments from the execution date through November 1,2025. Beginning December 1,2025, the note requires 84 consecutive monthly installments of principal and interest of $396,386, payable in arrears on the first day of each month. ln addition, a balloon principal payment of $5,000,000 is due at maturity. The note matures on November 1, 2032.

The Company may prepay all, but not less than all, of the outstanding loan balance on a payment date after the first anniversary of the note, subject to providing 10 days’ prior written notice and payment of any applicable prepayment fee. The prepayment fee equals the principal amount prepaid multiplied by a percentage that steps down over time: 5% after year 1 through year 2,4% after year 2 through year 3,3% after year 3 through year 4,2% after year 4 through year 5,1% after year 5 through year 6, and 0.5% thereafter.

The note is secured by substantially all assets and equity interests of the Company and certain related parties. Upon the occurrence of an event of default, APC may declare all outstanding principal and accrued interest immediately due and payable. Amounts not received within five days of the due date are subject to late charges in accordance with the agreement.

The Company incurred deferred borrowing costs related to the note of approximately $1,254,000. These borrowing costs will be amortized over the life of the note.

Future principal payments due on the note payable as of March 31, 2026 are as follows:

Year Ending	Principal	Loan Cost
December 31,	Payment	Amortization	Total
2026	$1,347,961	($186,131)	$1,161,830
2027	2,234,059	(248,175)	1,985,884
2028	2,499,177	(248,175)	2,251,002
2029	2,810,540	(248,175)	2,562,365
2030	3,152,848	(190,673)	2,962,175
2031	3,536,846	—	3,536,846
2032	8,615,929	—	8.615,929

Totals	$24,197,360	($1,121,329)	$23,076,031

NELSON BROS. READY MIX, LTD

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) (CONT’D.)

MARCH 31, 2026 AND 2025

NOTE 5 - LINE-OF-CREDIT

In 2024, the Company entered into a line-of-credit with a maximum credit facility of $14,000,000. The line-of-credit bore interest at the lesser of the Secured Overnight Financing Rate (SOFR) plus 2.50% and the maximum rate as defined in the credit agreement. At March 31, 2025, the outstanding balance on this line-of-credit was $10,945,626. This line-of-credit matured in October 2025 and was repaid in full with the new line-of-credit described below.

On October 27, 2025, the Company, along with other related parties, entered into a Master Credit and Security Agreement with Pathward, National Association. The Credit Agreement provides for a revolving line of credit with a maximum borrowing capacity of $15,000,000. Borrowings under the line-of-credit may be drawn, repaid, and reborrowed from time to time, subject to the terms of the agreement and the availability limitations described below.

Availability under the line-of-credit is limited to the less of (i) $15,000,000 or (ii) a borrowing base equal to 85% of eligible accounts receivable, less reserves established by the lender in its discretion. The lender may adjust advance rates, establish reserves, or otherwise restrict borrowing availability in accordance with the agreement.

The line-of-credit is demand based and is due and payable upon demand by the lender. Absent a continuing event of default, the borrowers generally have up to 150 days following such demand to repay all outstanding obligations. As a result, borrowings under the line-of-credit are classified as a current liability in the accompanying balance sheets. In addition, the agreement requires mandatory prepayments from the net proceeds of certain asset sales, incurrence of additional indebtedness, or equity issuances subject to specified thresholds.

Borrowings under the line-of-credit bear interest at a variable rate equal to the Wall Street Journal Prime Rate plus 1.5%, subject to a minimum interest rate of 7% per annum (8.25% as of March 31, 2026). Interest is calculated on the basis of a 360-day year and actual days elapsed and is payable monthly in arrears on the first day of each month. Upon the occurrence of an event of default, outstanding amounts bear interest at a default rate equal to the applicable interest rate plus 4%.

The Company may voluntarily terminate the line-of-credit and prepay outstanding borrowings, subject to a prepayment fee based on the remaining commitment and timing of the termination, which generally declines over the first two years of the agreement and may be waived under certain conditions. The line-of-credit is secured by a first-priority security interest (subject o permitted liens and an intercreditor arrangement with Ansley Park Capital, LLC (see Note 4) in substantially all personal property of the borrowers, including accounts receivable, inventory, equipment, deposit accounts, and general intangibles. Collections on accounts receivable are required to be remitted to a lender-controlled lockbox account.

The obligations under the agreement are joint and several among the borrowers and are guaranteed by certain affiliated entities and individuals pursuant to separate guaranty agreements. The agreement contains customary affirmative and negative covenants, including requirements related to financial reporting, maintenance of insurance, and restrictions on additional indebtedness, asset dispositions, distributions, and affiliate transactions. The Company was in compliance with these covenants at March 31, 2026. The outstanding balance under the agreement was $4,341,233 as of March 31, 2026.

NELSON BROS. READY MIX, LTD

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) (CONT’D.)

MARCH 31, 2026 AND 2025

NOTE 6 -LEASES

The Company made cash payments for operating leases of $171 ,000 and $180,000 during the three months ended March 31, 2026 and 2025, respectively. These payments are included in general and administrative expenses in the accompanying statements of operations and changes in partners’ capital.

Maturities of operating leases as of March 31,2026 are as follows:

2026	$54,310
2027	86,035

Total	$140,345

Maturities of operating leases as of March 31,2025 were as follows:

2025	$719,470
2026	83,263
2027	86.035

Total	$888,768

NOTE 7 - RELATED PARTY IRANSACI/ONS

The Company has various related party accounts receivable and payable balances at March 31,2026 and 2025 with several related entities. These balances are derived from services provided between entities or cash management practices. These are included in individual line items in the accompanying balance sheets.

During the three months ended March 31,2026 and 2025, the Company purchased approximately $2,945,386 and $3,753,792, respectively, in hauling services from a related party, which are included in the cost of sales in the accompanying statements of income (loss) and changes in partners’ capital.

During the three months ended March 31, 2026 and 2025, the Company had concrete sales of $3,417,341 and $826,038, respectively to another related party.

The Company has a management fee agreement with a related party. During the three months ended March 31, 2026 and 2025, the Company incurred management fees of $105,000 and $35,000, respectively, which are included in general and administrative expenses in the accompanying statements of income (loss) and changes in partners’ capital.

The Company also has various leases with a related party, from which they incurred approximately $180,000 and $171,000 in lease expenses for the three months ended March 31, 2026 and 2025, respectively, which are included in general and administrative expenses in the accompanying statements of income (loss) and changes in partners’ capital.

The Company had a note payable to a related party with a balance of $1,454,884 as of March 31, 2025. The note was paid off in full during the year ended December 31, 2025.

The Company had a note payable to a related party with a balance of $3,000,000 as of March 31,2025. The note was paid off in full during the year ended December 31, 2025.

NELSON BROS. READY MIX, LTD

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) (CONT’D.)

MARCH 31, 2026 AND 2025

NOTE 8 - EMPLOYEE RETENTION CREDIT

The CARES Act provided an Employee Retention Credit (ERC), which is a refundable tax credit against certain employment taxes. During 2023, the Company received a refund of approximately $2,266,000 related to the ERC. Management has deferred recognition of the gain until it is probable that the amounts received will not be remitted back to the Internal Revenue Service. Accordingly, the amounts received have been recorded in other current liabilities on the accompanying balance sheets as of March 31, 2026 and 2025.

The Company incurred fees related to the ERG of approximately $427,000, which are netted with the amount deferred, resulting in a net deferral of approximately $1,839,000.

NOTE 9 - SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events”, the Company has evaluated events or transactions occurring after March 31, 2026, the balance sheet date, through May 6, 2026, the date the financial statements were available to be issued, and determined that there were no events that requires disclosure.